Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182493 on Form S-8 of OneBeacon Insurance Group, Ltd. of our report dated June 26, 2015 appearing in this Annual Report on Form 11-K of the OneBeacon 401(k) Savings and Employee Stock Ownership Plan for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 26, 2015